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EX-23.1

CONSENT

AM 35A3.12 - Version 15.0 (REV 1999)

                     CONSENT OF INDEPENDENT


                  CERTIFIED PUBLIC ACCOUNTANTS


IBS Interactive, Inc.
Cedar Knolls, New Jersey


We hereby consent to the incorporation by reference in the Registration Statements of IBS Interactive, Inc. on Form S-3 (Nos. 333-80155 and 333-93595) of our report dated May 30, 2001, except for Note 18(c), for which the date is June 15, 2001, relating to the consolidated financial statements of IBS Interactive, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000.


BDO Seidman, LLP
Woodbridge, New Jersey
June 15, 2001